EXHIBIT (d)

                                    AGREEMENT

         THIS AGREEMENT is made and entered into as of the _____ day of May, 2000 by and between WINTHROP FINANCIAL ASSOCIATES, A LIMITED PARTNERSHIP, a Maryland limited partnership ("Winthrop"), and EQUITY RESOURCES GROUP, INCORPORATED, a Massachusetts corporation ("ERG").

                                   WITNESSETH:

         WHEREAS, Winthrop, together with its direct and indirect subsidiaries, directly or indirectly acts as the general partner of each of the limited partnerships listed on Schedule 1 hereto, (together with any other limited partnerships in which Winthrop, or an entity which is ultimately controlled by Winthrop, becomes the general partner with the right to control the operations of such partnership, the "Partnerships");

         WHEREAS, ERG together with its affiliates (collectively, the "Equity Resources Group") are in the business, of among other things, acquiring limited partnership interest in limited partnerships including the Partnerships;

         WHEREAS, Winthrop and ERG desire to set forth their understanding with respect to the acquisition of limited partnership interests in the Partnerships by the Equity Resources Group;

         NOW, THEREFORE, it is hereby agreed, by and between the parties hereto, as follows:

         1. Delivery of Partnership List. (a) At such time or times as ERG desires to obtain a list of limited partners of a Partnership (each a "List"), ERG or the applicable Equity Resources Group member that is a limited partner in the applicable Partnership shall deliver a notice to Winthrop (a "Request Notice") setting forth the name of the Partnership for which the list is required and the number of units owned by the requesting party. So long as the requesting Equity Resources Group member is a limited partner in the Partnership for which the list is requested, within ten business days of receipt of the Request Notice, Winthrop shall cause the Partnership to deliver to such requesting Equity Resources Group member the most current list of limited partners in the Partnership, which list shall set forth the name, address and number of units held by each limited partner in such Partnership as then reflected on the books and records of the Partnership.

         2. Permitted Use; Standstill. (a) ERG agrees that the Equity Resource Group members may only use each List for a one time solicitation for the purchase of limited partnership interests in the relevant Partnership. ERG shall
(i) return each List to the Partnership promptly after the completion of its solicitation for units of limited partnership interest in the relevant Partnership and (ii) not make or retain any copies of each List. Notwithstanding anything to the contrary herein, ERG shall have the right to request a List for any or all Partnerships on one or more occasions and shall have the right to conduct a solicitation permitted hereunder with respect to each List requested.

                  (b) Except as permitted in Section 2(a) above, ERG shall not, nor shall it permit any Equity Resources Group member, or any of their respective Affiliates (as defined under Rule 405 of the Securities Act or 1933, as amended) to, without the prior written consent of Winthrop, which may be withheld for any reason, directly or indirectly, (a) seek or propose to enter into, directly or indirectly, any merger, consolidation, business combination, sale or acquisition of assets, liquidation, dissolution or other similar transaction involving a Partnership, (b) make, or in any way participate directly or indirectly, in any "solicitation" of "proxies" or "consents" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of a Partnership, (c) form, join or otherwise participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to any voting securities of a Partnership, (d) disclose to any third party any intention, plan or arrangement inconsistent with the terms of this Agreement or (e) loan money to, advise, assist or encourage any person in connection with any action inconsistent with the terms of this Agreement.

                  (c) Neither ERG or any Equity Resources Group member shall, without the prior written consent of Winthrop, disclose to any third party the contents of a List or that a List has been made available to ERG or such Equity Resources Group member.

                  (d) At such time as ERG or any Equity Resources Group member is making a tender offer for units of limited partnership in a Partnership which is permitted hereunder and made with respect to a List requested in accordance with the terms hereof, Presidio will not, and will cause its affiliates not to, commence an offer to purchase units of limited partnership in such Partnership. Nothing in this Agreement shall prevent Presidio or its affiliates form making an offer for units of limited partnership interest in a Partnership at such time as ERG or any Equity Resources Group member does not have an open tender offer for units of limited partnership in a Partnership which is permitted hereunder and made with respect to a List requested in accordance with the terms hereof.

         3. Delivery of Documentation. Simultaneously with its mailing to limited partners, ERG shall, or shall cause the applicable Equity Resources Group member to, deliver to the general partner of the applicable Partnership any offering materials used by the applicable Equity Resources Group member in connection with a general solicitation or tender offer for units of limited partnership interest in a Partnership, regardless of whether the delivery of such documentation is required by applicable law.

         4. Effectiveness of Transfers. Absent manifest error in the documentation presented to the Partnerships' transfer agent or the failure to deliver all necessary documentation to effect transfers of units of limited partnership interest and so long as the purported seller of the units of limited partnership interest is the record holder of such units being transferred, Winthrop shall cause the Partnerships' transfer agent to effect all transfers of units of limited partnership interest submitted by the Equity Resources Group.

         5. Call Option. (a) Within ten business days of the acquisition by an Equity Resources Group member of any units of limited partnership interest in a Partnership, regardless of whether such units are acquired in a general solicitation or tender offer for units of limited partnership interest, through a privately negotiated transaction or otherwise, ERG shall deliver a notice (the "Acquisition Notice") to Winthrop setting forth the Partnership in which units of limited partnership interest were acquired, the number of units acquired and the purchase price paid per unit (the "Purchase Price").

                  (b) Winthrop shall have the right, but not the obligation, to cause the applicable Equity Resource Group member to sell to Winthrop or its affiliate one-half of the number of units of limited partnership interest set forth in the Acquisition Notice at a purchase price per unit equal to the Purchase Price. If Winthrop desires to exercise its right granted pursuant to this Paragraph 5(b), Winthrop shall deliver a notice (the "Call Notice") to ERG within 10 business days of its receipt of the Acquisition Notice stating Winthrop's desire to exercise the option granted under this Paragraph 5 and shall include an Assignment of Partnership Interests in substantially the form


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attached hereto as Exhibit A (the "Assignment"). Within two business days of
Winthrop's receipt of a fully-executed copy of the Assignment, Winthrop shall cause the purchase price for such units to be paid to the applicable Equity Resources Group member.

                  (c) If Winthrop shall not exercise its rights pursuant to this Paragraph 5 within the applicable time period, Winthrop shall have no rights with respect to any units of limited partnership interest deemed offered in the applicable Acquisition Notice.

         6. Representations and Warranties. (a) ERG hereby represents, warrants and covenants to Winthrop that:

                         (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be performed by ERG have been duly and validly authorized by all necessary action of ERG and no other proceedings on the part of ERG is necessary to authorize this Agreement or to consummate the transactions so contemplated;

                          (ii) ERG has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof; and, this Agreement and all other documents and agreements contemplated hereby are the legal, valid and binding obligation of ERG, enforceable against it in accordance with their terms;

                         (iii) no consent, approval, authorization or notification of, or declaration, filing or registration with, any governmental entity is required on behalf of or on the part of ERG in connection with the execution, delivery, or performance of this Agreement by ERG or the consummation of the transactions contemplated hereby to be performed by ERG or the Equity Resources Group. Neither the execution and delivery of this Agreement by ERG nor the consummation of the transactions hereby contemplated to be performed by the Equity Resources Group will (i) constitute any violation or breach of or conflict with any Equity Resources Group member's organizational documents or any order, writ, injunction, decree, statute, rule or regulation, governmental license or permit, to which an Equity Resources Group member or any of its assets is subject or by which any of them is bound, or (ii) result in a violation of, conflict with, constitute a default under, or result in the termination, acceleration, amendment or modification of, any contract or instrument to which an Equity Resources Group member may be subject or bound.

                  (b) Winthrop hereby represents, warrants and covenants to ERG that:

                         (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be performed by Winthrop have been duly and validly authorized by all necessary action of Winthrop and no other proceedings on the part of Winthrop is necessary to authorize this Agreement or to consummate the transactions so contemplated;

                          (ii) Winthrop has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof; and, this Agreement and all other documents and agreements contemplated hereby are the legal, valid and binding obligation of Winthrop, enforceable against it in accordance with their terms;


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                         (iii) no consent, approval, authorization or
         notification of, or declaration, filing or registration with, any governmental entity is required on behalf of or on the part of Winthrop in connection with the execution, delivery, or performance of this Agreement by Winthrop or the consummation of the transactions contemplated hereby to be performed by Winthrop. Neither the execution and delivery of this Agreement by Winthrop nor the consummation of the transactions hereby contemplated to be performed by Winthrop will (i) constitute any violation or breach of or conflict with Winthrop's organizational documents or any order, writ, injunction, decree, statute, rule or regulation, governmental license or permit, to which Winthrop or any of its assets is subject or by which any of them is bound, or (ii) result in a violation of, conflict with, constitute a default under, or result in the termination, acceleration, amendment or modification of, any contract or instrument to which Winthrop may be subject or bound;

         7. Survival of Representations and Warranties. Except as otherwise provided herein, the representations, warranties, covenants and agreements contained in this Agreement shall survive for a period ending on the first anniversary of the date hereof.

         8. Notices. All communications hereunder shall be in writing and shall be sent either by facsimile (followed by regular mail), overnight mail, registered or certified mail, return receipt requested; if intended for Winthrop, shall be addressed to it at 5 Cambridge Center, 9th Floor, Cambridge, Massachusetts 02142, Facsimile No. (617) 868-5095, Attention: Ms. Carolyn Tiffany or at such other address of which Winthrop shall have given notice to ERG in the manner herein provided; if intended for ERG shall be addressed to it at 14 Story Street, Cambridge, Massachusetts 02138, Facsimile No. (617) 876-7616
Attention: Mr. Eggert Dagbjartsson or at such other address of which ERG shall have given notice to Winthrop in the manner herein provided.

         9. No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         10. Further Assurances. Each of the parties hereto hereby agrees to execute and deliver all such further documents and take all such further actions as shall be necessary, desirable or expedient to consummate the transactions contemplated hereby.

         11. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

         12. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         13. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.


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

         14. Fees and Expenses. Except as otherwise provided herein, each party hereto will pay all fees and expenses incurred by it in connection with this Agreement.

         15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof.

         16. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                            WINTHROP FINANCIAL ASSOCIATES,
                                             A LIMITED PARTNERSHIP


                                            By
                                              ----------------------------------
                                                  Peter Braverman
                                                  Executive Vice President


                                            EQUITY RESOURCES GROUP, INCORPORATED


                                            By
                                              ----------------------------------
                                                  Eggert Dagbjartsson
                                                  Executive Vice President


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

                                                                      Schedule 1

                                  PARTNERSHIPS

1999 Broadway Associates Limited Partnership
Amanda Associates
Browen Associates
Castleton Associates Limited Partnership
Castleton II Associates Limited Partnership
CTO Associates Limited Partnership
Dallas Commerce Associates Limited Partnership
Five Troy Associates Limited Partnership
Florida Energy Associates Limited Partnership
Four Naples Associates Limited Partnership
Fremont Park Associates Limited Partnership
Harbor View
HVA Associates Limited Partnership
J&S Realty
KHA Associates
Nantucket Island II Associates Limited Partnership
Nantucket Island Associates Limited Partnership
New Orleans Associates Limited Partnership
One Amy Associates Limited Partnership
One Arkansas Associates Limited Partnership
One Atlanta Associates Limited Partnership
One Corsica Associates Limited Partnership
One Elmhurst Associates Limited Partnership
One Essex Associates Limited Partnership
One Glenwood Associates Limited Partnership
One Hamilton Associates Limited Partnership
One Irving Associates Limited Partnership
One Ontario Associates Limited Partnership
One Sheldon Associates Limited Partnership
One Summit Associates Limited Partnership
One Woodstock Associates Limited Partnership
Safe-Bellevue Associates Limited Partnership
Safe-Chester Associates Limited Partnership
Sunset Park West Associates Limited Partnership
Tampa Associates Limited Partnership
Three Lockhart Associates Limited Partnership
Three Stafford Associates Limited Partnership
Tustin Associates Limited Partnership
Twelve AMH Associates Limited Partnership
Two Louisville Associates Limited Partnership
Two Mira Mesa Associates Limited Partnership
Two West Holymart Associates Limited Partnership


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Two Winter Park Associates Limited Partnership
Winthrop California Investors Limited Partnership
Winthrop Preferred Partners
Wisconsin Associates Limited Partnership
Winthrop Partners 79
Winthrop Partners 80
Winthrop Partners 93


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